As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WestRock Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2650	47-3335141
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road NE

Atlanta, Georgia 30328

(770) 448-2193

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

WRKCo Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2650	47-3335141
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

(770) 448-2193

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(See Table of Additional Registrant Guarantors for information regarding additional Registrants)

Robert B. McIntosh, Esq.

Executive Vice President, General Counsel and Secretary

1000 Abernathy Road NE

Atlanta, Georgia 30328

(770) 448-2193

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Andrew J. Pitts, Esq.

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS(1)(2)

Exact Name of Additional Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
WestRock MWV, LLC	Delaware	2650	31-1797999
WestRock RKT, LLC	Georgia	2650	62-0342590

(1)

Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is c/o WestRock Company, 1000 Abernathy Road NE, Atlanta, Georgia 30328, (770) 448-2193.

(2)

Name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Agent for Service is Robert B. McIntosh, Esq., Executive Vice President, General Counsel and Secretary, 1000 Abernathy Road NE, Atlanta, Georgia 30328, (770) 448-2193.

PROSPECTUS

WESTROCK COMPANY

DEBT SECURITIES

(and guarantees thereof)

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

RIGHTS

UNITS

WRKCO INC.

DEBT SECURITIES

(and guarantees thereof)

WestRock Company may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, depositary shares, rights and units, and WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC may guarantee the principal of, and premium (if any) and interest on, any such debt securities of WestRock Company. WRKCo Inc. may, from time to time, offer and sell debt securities, and WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC will guarantee the principal of, and premium (if any) and interest on, such debt securities of WRKCo Inc.

We refer to the debt securities and the guarantees thereof, common stock, preferred stock, warrants, depositary shares, rights and units of WestRock Company and the debt securities of WRKCo Inc. and the guarantees thereof registered hereunder collectively as the “securities” in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from any sale of the securities by any selling securityholder.

The specific amounts, prices and terms of each series or class of the securities will be determined at the time of any offering and set forth in the applicable prospectus supplement or free writing prospectus. The applicable prospectus supplement or free writing prospectus will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us or any selling securityholder, as applicable, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or free writing prospectus. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WRK.” On February 3, 2022, the last reported sale price of our common stock on NYSE was $46.13 per share. Our principal executive offices are located at 1000 Abernathy Road NE, Atlanta, Georgia 30328. Our telephone number is (770) 448-2193, and our website address is www.westrock.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Investing in our securities involves risk. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022

Except as otherwise indicated or required by the context, “WestRock,” the “Company,” “we,” “us,” and “our” refer to the business of WestRock Company and its subsidiaries on a consolidated basis for periods on or after November 2, 2018 and to WRKCo Inc. (formerly known as WestRock Company) and its subsidiaries on a consolidated basis for periods prior to November 2, 2018. References to “WRKCo” refer only to WRKCo Inc. and not to any of its subsidiaries, references to “Parent” refer to WestRock Company and not to any of its subsidiaries, references to “WRK RKT” refer to WestRock RKT, LLC, a wholly owned direct subsidiary of WRKCo formerly known as WestRock RKT Company and Rock-Tenn Company, references to “WRK MWV” refer to WestRock MWV, LLC, a wholly owned direct subsidiary of WRKCo formerly known as MeadWestvaco Corporation, and references to “this prospectus” refer to this prospectus.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, in any free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or free writing prospectus is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements or free writing prospectus, as applicable, even though this prospectus and such prospectus supplement or supplements or free writing prospectus are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements or free writing prospectus at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or free writing prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this process, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities we or any selling securityholders are offering pursuant to this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about WestRock or the other parties to the documents. The documents may contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You may refer to the registration statement and the exhibits for more information about us and our securities. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

Each time we sell securities, we will provide a prospectus supplement or free writing prospectus containing specific information about the terms of the applicable offering. Such prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or free writing prospectus.

We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement or free writing prospectus will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the securities being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov). Our SEC filings are also available at the office of the New York Stock Exchange at 11 Wall Street, New York, New York 10005. For further information on obtaining copies of our filings from the NYSE, you should call 212-896-2830.

You also may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (770) 448-2193 or writing us at the following address:

WestRock Company

1000 Abernathy Road NE

Atlanta, Georgia 30328

Attention: Investor Relations

Our Internet address is http://www.westrock.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC:

(1)	WestRock Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

(2)	WestRock Company’s Current Reports on Form 8-K filed on November 1, 2021, November 15, 2021, January 12, 2022, February 1, 2022, and February 1, 2022;

(3)

those portions of WestRock Company’s Definitive Proxy Statement on Schedule 14A, filed on December 13, 2021, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

(4)

the description of our common stock contained in our Current Report on Form 8-K, filed with the SEC on November 5, 2018 (SEC Accession No.  000117184318007567), as updated by Exhibit 4.9 to WestRock Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and any amendment or report filed with the SEC for the purpose of updating such description; and

(5)

all documents filed by WestRock Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the underlying securities.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus or the documents incorporated by reference herein that do not relate strictly to historical facts are forward-looking statements. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words such as “may”, “will”, “could”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target” and “potential”, or refer to future time periods, and include statements made in this prospectus and the documents incorporated by reference herein regarding, among other things:

•

that the global impact of the COVID-19 pandemic (“COVID-19”) continues to evolve and the extent of its effect on our operational and financial performance in future periods will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, scope and severity of the pandemic (including due to new variants such as Delta and Omicron), the actions taken to contain or mitigate its impact (including the distribution and effectiveness of vaccines), and the direct and indirect economic effects of the pandemic and related containment measures and government responses, among others;

•	our expectation that the actions we have undertaken and will continue to undertake pursuant to the WestRock Pandemic Action Plan;

•	our expectation to pay the remaining deferred employment taxes under the Coronavirus Aid, Relief and Economic Security Act as required by December 2022;

•	that we are continuing to focus on the protection, safety and well-being of our teammates during COVID-19 and continuing to match our supply with our customers’ demand;

•	the confidence we have in our business and our ability to generate strong cash flows;

•

that in the first quarter of fiscal 2022, we expect a sequential decline in net sales and earnings from the fourth quarter of fiscal 2021 reflecting the normal season sequential volume declines in many of our businesses and scheduled mill maintenance outages;

•

that in the first quarter of fiscal 2022, we expect lower volume with three fewer shipping days during the first quarter of fiscal 2022, although in line with shipping days in the first quarter of fiscal 2021;

•

that in the first quarter of fiscal 2022, we expect that due to delays in mill maintenance in fiscal 2021 for items such as COVID-19 and the detection of a ransomware incident impacting certain of our systems in January 2021 (the “Ransomware Incident”), we expect approximately 200,000 tons of maintenance downtime, the peak maintenance outage period for fiscal 2022;

•

that in the first quarter of fiscal 2022, we expect sequential cost inflation driven primarily by higher natural gas, transportation, and recycled and virgin fiber costs along with increased health insurance costs prior to the annual reset of employee deductibles. However, we expect the flow through of the previously published price increases we are implementing to more than offset inflation;

•	that in fiscal 2022, we expect solid demand across most of our end markets and continued flow through of the previously published price increases;

•

that in fiscal 2022, we expect record sales and operating profit despite continued commodity input cost inflation and productivity unavoidably affected by supply chain challenges and higher labor costs that may persist through the fiscal year;

•

that in fiscal 2022, we expect the implementation of previously published price increases will outpace inflation despite our expectation for higher recycled fiber, energy, virgin fiber, chemical and transportation costs;

•	that in fiscal 2022, we expect to benefit from the fiscal 2021 completion of strategic investments such as the new paper machine at our Florence, SC mill and our Tres Barras mill upgrade;

•	that in fiscal 2022, we expect our planned mill maintenance outage schedule will be approximately 100,000 tons higher than in fiscal 2021;

•

the possibility that the operational impact and cost of compliance with the Biden Administration’s plan directing the Occupational Safety and Health Administration to issue an emergency temporary standard requiring all private employers with 100 or more workers to mandate COVID-19 vaccinations or a weekly test for all employees may be substantial;

•	that we expect to continue to incur expenses for cleaning, safety supplies and equipment, screening resources and other items related to COVID-19 as needed in the future;

•

our belief that our payment terms will not be shortened significantly in the near future, and that we do not expect our net cash provided by operating activities to be significantly impacted by additional extensions of payment terms;

•	that we have sold renewable energy credits in the past and may sell them in the future;

•	the Company will be working with the Science Based Targets initiative to set a new greenhouse gas (“GHG”) emissions reduction target that is aligned with current climate science;

•	our belief that we are one of the largest paper recyclers in North America;

•	our belief that we are the largest manufacturer of solid fiber partitions in North America measured by net sales;

•	our belief that we would be able to source significant replacement quantities from other suppliers in the event we incur production disruptions for recycled or virgin containerboard and paperboard;

•	our belief that we have good relationships with our customers;

•	our belief that our ability to leverage our full portfolio of differentiated solutions and capabilities enables us to set ourselves apart from our competitors;

•	our belief that we compete effectively on price, design, product innovation, quality, service and sustainability;

•	our belief that future compliance with occupational health and safety laws and regulations will not have a material adverse effect on our results of operations, financial condition or cash flows;

•

that responses to climate change may result in regulatory risks as new laws and regulations aimed at reducing GHG emissions come into effect, that these rules and regulations could take the form of cap-and-trade, carbon taxes or GHG reductions mandates for utilities that could increase the cost of purchased electricity and that new climate rules and regulations also may result in higher fossil fuel prices or fuel efficiency standards that could increase transportation and other operating costs;

•

our belief that the currently expected outcome of any environmental proceedings and claims that are pending or threatened against us will not have a material adverse effect on our results of operations, financial condition or cash flows;

•

our belief that the costs associated with investigations and remediation projects under various environmental laws and regulations, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, will not have a material adverse effect on our results of operations, financial condition or cash flows but that the discovery of contamination or the imposition of additional obligations, including natural resources damages at our current or former locations in the future, could impact our results of operations, financial condition or cash flows;

•

our belief that we can assert claims for indemnification pursuant to existing rights we have under certain purchase and other agreements in connection with certain remediation sites and that we have insurance coverage, subject to applicable deductibles or retentions, policy limits and other conditions, for certain environmental matters;

•

that compliance with climate programs may require future expenditures to meet GHG emission reduction obligations in future years, that such obligations may include carbon taxes, the requirement to purchase GHG credits, or the need to acquire carbon offsets and that we may be required to make capital and other investments to displace traditional fossil fuels, such as fuel oil and coal, with lower carbon alternatives, such as biomass and natural gas;

•	that our businesses are likely to continue experiencing cycles relating to industry capacity and general economic conditions;

•	our belief that working relationships with our employees are generally good;

•	we expect the diversity, inclusion, equity and belonging modifier to be applied to approximately 100 of top executives and leaders in fiscal 2022;

•	as our business evolves, we will remain focused on having the right human capital capabilities, systems and processes in place to support our strategy;

•	that we expect that the market for both hourly workers and professional workers will remain challenging at least through fiscal 2022;

•

our expectation that among the benefits we expect from potential, as well as completed, acquisitions and joint ventures are synergies, cost savings, growth opportunities or access to new markets (or a combination thereof), and in the case of divestitures, the realization of proceeds from the sale of businesses and assets to purchasers that place higher strategic value on these businesses and assets than we do;

•

our expectation that we will continue to incur, significant capital, operating and other expenditures to comply with applicable environmental laws and regulations, including, for example, projects to replace and/or upgrade our air pollution control devices, wastewater treatment systems, and other environmental infrastructure;

•

our expectation that changes in environmental laws, as well as litigation relating to these laws, could result in more stringent or additional environmental compliance obligations for the Company that may require additional capital investments or increase our operating costs;

•	that we may form additional joint ventures;

•

our belief that of the certain multiemployer pension plans (“MEPP” or “MEPPs”) in which we participate or have participated, including Pace Industry Union-Management Pension Fund (“PIUMPF”), have material unfunded vested benefits;

•	our belief that we are adequately reserved for the PIUMPF withdrawal liabilities, including liabilities associated with PIUMPF’s accumulated funding deficiency demands;

•	that we may withdraw from other MEPPs in the future;

•	our belief that our existing production capacity is adequate to serve existing demand for our products and that our plants and equipment are in good condition;

•	our belief that the resolution of lawsuits and claims will not have a material adverse effect on our consolidated financial condition, results of operations or cash flows;

•	that we expect to continue to evaluate potential acquisitions similar to those completed in the past, although the size of individual acquisitions may vary;

•	our belief that our strong balance sheet and cash flow provide us the flexibility to continue to invest to sustain and improve our operating performance;

•

our general expectation that the integration of a closed facility’s assets and production with other facilities will enable the receiving facilities to better leverage their fixed costs while eliminating fixed costs from the closed facility;

•	that it is likely that we will engage in future restructuring activities;

•

our expectation that funding for our domestic operations in the foreseeable future to come from sources of liquidity within our domestic operations, including cash and cash equivalents, and available borrowings under our credit facilities, and that our foreign cash and cash equivalents are not expected to be a key source of liquidity to our domestic operations;

•

that with the completion of certain of our strategic projects in fiscal 2021, including the paper machine at our Florence, SC mill and the Tres Barras mill upgrade project, we expect capital expenditures of $1.0 billion in fiscal 2022; that at this level of capital investment, we are confident that we will continue to invest in the appropriate safety, environmental and maintenance projects while also making investments to support productivity and growth in our business; but that it is possible that our capital expenditure assumptions may change, project completion dates may change, or we may decide to invest a different amount depending upon opportunities we identify, or changes in market conditions, or to comply with environmental or other regulatory changes;

•	our estimation that we will invest approximately $21 million for capital expenditures during fiscal 2022 in connection with matters relating to environmental compliance;

•	that based on current projections, we expect that foreign and state net operating losses and credits will be used over a period of time beyond the current fiscal year;

•

that, barring significant changes in our current assumptions, including changes in tax laws or tax rates, forecasted taxable income, levels of capital expenditures and other items, we expect that our fiscal 2022 cash tax rate will be slightly lower than our income tax rate. Our cash tax rate in fiscal 2023 and 2024 will be driven slightly higher than our income tax rate primarily due to the absence of certain nonrecurring tax credits, the expected release of a tax reserve and the reduction in capital investments including the timing of depreciation on our qualifying capital investments as allowed under the Tax Cuts and Jobs Act;

•	that, based on current facts and assumptions, we expect to contribute approximately $25 million to our U.S. and non-U.S. pension plans in fiscal 2022;

•

that, based on current facts and assumptions, including future interest rates, we estimate that minimum pension contributions to our U.S. and non-U.S. pension plans will be in the range of approximately $23 million to $24 million annually in fiscal 2023 through 2026;

•

our expectation that we will continue to make contributions in the coming years to our pension plans in order to ensure that our funding levels remain adequate in light of projected liabilities and to meet the requirements of the Pension Protection Act of 2006 and other regulations;

•

our anticipation that we will be able to fund our capital expenditures, interest payments, dividends and stock repurchases, pension payments, working capital needs, note repurchases, restructuring activities, repayments of current portion of long-term debt and other corporate actions for the foreseeable future from cash generated from operations, borrowings under our credit facilities, proceeds from our accounts receivable sales agreements, proceeds from the issuance of debt or equity securities or other additional long-term debt financing, including new or amended facilities;

•	that we may seek to refinance existing indebtedness, to extend maturities, reduce borrowing costs or otherwise improve the terms and composition of our indebtedness;

•	that if actual results are not consistent with our assumptions and estimates, we may be exposed to additional impairment losses that could be material;

•	that the global impact of the COVID-19 pandemic may affect our accounting estimates, which may materially change from period to period due to changing market factors;

•

our belief that our estimates for restructuring costs and other costs are reasonable, considering our knowledge of the industries we operate in, previous experience in exiting activities and valuations we may obtain from independent third parties;

•	our belief that our assumptions are appropriate with respect to health insurance costs, workers’ compensation cost and pension and other postretirement benefit obligations;

•	our expectation of the impact of implementation of various accounting standards, including that certain of these standards will not have a material impact on our consolidated financial statements;

•	our belief that our restructuring actions have allowed us to more effectively manage our business;

•

our belief that by investing in a variety of asset classes and utilizing multiple investment management firms, we can create a portfolio for our pension plans that yields adequate returns with reduced volatility;

•

that the MWV Timber Notes Holding, LLC expects to only repay the liability at maturity from the proceeds of an installment note receivable as outlined in more detail in “Note 15. Special Purpose Entities” of the Notes to Consolidated Financial Statements included in our most recent Annual Report on Form 10-K incorporated by reference herein;

•	our belief that the liability for environmental matters was adequately reserved at September 30, 2021;

•

that we expect to continue to incur significant costs as we enhance our data security and take further steps to prevent unauthorized access to, or manipulation of, our systems and data and that despite our efforts, we may not have identified and remediated all of the potential causes of the Ransomware Incident and similar incidents may occur in the future;

•

our longer-term capital allocation priorities, which include (i) investing in our business, (ii) consistently growing our dividend, (iii) maintaining our investment grade profile, (iv) pursuing tuck-in acquisitions that align to our strategy and generate attractive returns, and (v) opportunistic share repurchases;

•	our belief that we have substantial insurance coverage, subject to applicable deductibles and policy limits, with respect to asbestos claims;

•

our belief that we have valid defenses to asbestos-related personal injury claims and intend to continue to defend them vigorously, and that should the volume of asbestos-related personal injury litigation grow substantially, it is possible that we could incur significant costs resolving these cases;

•

our expectation that the resolution of pending asbestos litigation and proceedings will not have a material adverse effect on results of operations, financial condition or cash flows but that in any given period or periods, it is possible that asbestos-related proceedings or matters could have a material adverse effect on our results of operations, financial condition or cash flows;

•	our estimation that our exposure with respect to certain guarantees we have made to be less than $50 million;

•

that while we are unable to estimate our maximum exposure under operating leases because it is dependent on potential changes in the tax laws, we believe our exposure related to operating leases and guarantees of operating leases would not have a material impact on our results of operations, financial condition or cash flows;

•	our expectation that we will not issue additional stock appreciation rights;

•	that we may enter into various hedging transactions;

•

our belief that in the event of a distribution in the form of dividends or dispositions of our foreign subsidiaries, we may be subject to incremental U.S. income taxes, subject to an adjustment for foreign tax credits, and withholding taxes or income taxes payable to the foreign jurisdictions;

•

that it is reasonably possible that our unrecognized tax benefits will decrease by up to $31.5 million in our 2022 fiscal year due to expiration of various statutes of limitations and settlement of issues;

•	our belief that our tax positions are appropriate;

•

the expected impact of market risks, such as interest rate risk, pension plan risk, foreign currency risk, commodity price risk, energy price risk, rates of return, the risk of investments in derivative instruments, and the risk of counterparty nonperformance, and expected factors affecting those risks, including our exposure to foreign currency rate fluctuations;

•	that the net proceeds from issuances of notes under our commercial paper program are expected to continue to be used for general corporate purposes; and

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our belief that the decision by the Supreme Court of Brazil with respect to certain state value added tax reduced our gross receipts tax in Brazil prospectively and retrospectively, and will allow us to recover tax amounts collected by the government.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. Our forward-looking statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on actions of third parties or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include among others: our ability to respond effectively to the impact of COVID-19; our ability to achieve benefits from acquisitions and the timing thereof, including synergies, performance improvements; our ability to successfully implement capital projects; adverse legal, reputational and financial effects on the Company resulting from cyber incidents and the effectiveness of the Company’s business continuity plans during a ransomware incident; the level of demand for our products; our ability to successfully identify and make performance and productivity improvements; anticipated returns on our capital investments; the possibility of and uncertainties related to planned and unplanned mill outages or production disruptions; investment performance, discount rates, return on pension plan assets and expected compensation levels; fluctuations in energy, raw materials, shipping and capital equipment costs; fluctuations in selling prices and volumes; intense competition; the impact of operational restructuring activities; potential liability for outstanding guarantees and indemnities and the potential impact of such liabilities; the potential loss of key customers; changes in law, economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change, including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; the impact of announced price increases or decreases and the impact of the gain and loss of customers; compliance with governmental laws and regulations, including those related to the environment; the scope, and timing and outcome of any litigation, claims, or other proceedings or dispute resolutions and the impact of any such litigation, claims or other proceedings or dispute resolutions on our results of operations, financial condition or cash flows; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; income tax rates, future deferred tax expense and future cash tax payments; future debt repayment; the occurrence of severe weather or natural disasters or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; and other factors that are discussed in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent filings. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

OUR COMPANY

We are a multinational provider of sustainable fiber-based paper and packaging solutions. We partner with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. Our team members support customers around the world from our operating and business locations in North America, South America, Europe, Asia and Australia.

On November 2, 2018, pursuant to the Agreement and Plan of Merger, dated as of January 28, 2018, among WRKCo, KapStone Paper and Packaging Corporation (“KapStone”), WestRock Company (formerly known as Whiskey Holdco, Inc.), Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc., the Company acquired all of the outstanding shares of KapStone through a transaction in which: (i) Whiskey Merger Sub, Inc. merged with and into WRKCo, with WRKCo surviving the merger as a wholly owned subsidiary of the Company and (ii) Kola Merger Sub, Inc. merged with and into KapStone, with KapStone surviving the merger as a wholly owned subsidiary of the Company (together, the “KapStone Acquisition”). As a result, among other things, the Company became the ultimate parent of WRKCo, KapStone and their respective subsidiaries, and the Company changed its name to “WestRock Company” and WRKCo changed its name to “WRKCo Inc.” WRKCo (formerly known as WestRock Company) was the accounting acquirer in the transaction; therefore, the historical consolidated financial statements of WRKCo for periods prior to the KapStone Acquisition are also considered to be the historical financial statements of the Company. The Company is the successor issuer to both WRKCo and KapStone pursuant to Rule 12g-3(c) under the Exchange Act.

WestRock is a publicly traded Delaware corporation. WestRock’s common stock is listed on the NYSE under the symbol “WRK.” WRKCo is a Delaware corporation and a wholly owned subsidiary of WestRock. WRK MWV is a Delaware limited liability company and a wholly owned subsidiary of WRKCo. WRK RKT is a Georgia limited liability company and a wholly owned subsidiary of WRKCo. WestRock’s principal executive offices are located at 1000 Abernathy Road NE, Atlanta, Georgia 30328. Our telephone number is (770) 448-2193, and our website address is www.westrock.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

RISK FACTORS

An investment in any securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of such securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement or free writing prospectus relating to a specific offering of securities.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC or other permitted methods. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of the securities owned by the selling securityholders. In connection with any sale of securities by a selling securityholder, we will disclose the amount of securities to be registered and sold and other terms of the securities being sold by such selling securityholder.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement or free writing prospectus, we anticipate that the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, which may include, without limitation, payment of dividends, repayment of existing indebtedness, stock repurchases, acquisitions, capital expenditures and for working capital. Pending application of cash proceeds, we may invest the proceeds in interest-bearing accounts and short-term, interest bearing securities or other securities, or repay amounts outstanding on existing lines of credit or commercial paper securities. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the WRKCo Indenture and a form of the WestRock Indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The indentures are qualified under the Trust Indenture Act of 1939. The specific terms of any series of debt securities will be described in the applicable prospectus supplement or free writing prospectus. If so described in a prospectus supplement or free writing prospectus, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

WestRock Debt Securities

The WestRock debt securities will constitute senior debt of WestRock Company. The WestRock debt securities will be issued under an indenture between WestRock Company, as issuer, and a trustee (the “WestRock Indenture”). The WestRock debt securities may be guaranteed by WRKCo, WRK MWV and WRK RKT. We will include in a prospectus supplement the specific terms of each series of debt securities being offered thereunder.

WRKCo Debt Securities

The WRKCo debt securities will constitute our senior debt. The WRKCo debt securities will be issued under an indenture, dated December 3, 2018, among WRKCo, as issuer, WestRock Company, as parent guarantor, WRK MWV and WRK RKT, as subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “WRKCo Indenture”). The WRKCo debt securities will be guaranteed by WestRock, WRK MWV and WRK RKT. We will include in a prospectus supplement the specific terms of each series of debt securities being offered thereunder.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the common stock of WestRock Company does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, dated November 2, 2018 (“Certificate of Incorporation”), Amended and Restated Bylaws, dated November 2, 2018 (“Bylaws”) and the Delaware General Corporation Law (the “DGCL”). Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Common Stock

WestRock’s authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. As of February 2, 2022, there were 288,650,996 shares of our common stock issued, including shares of common stock held in treasury.

All outstanding shares of our common stock are, and all shares of our common stock issuable upon conversion of any preferred stock or debt securities, when and if issued, will be duly authorized, validly issued, fully paid and non-assessable. Each holder of a share of common stock is entitled to one vote for each share upon all questions presented to the stockholders, and the shares of common stock will have the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of any WestRock preferred stock). The holders of shares of common stock will have no preemptive rights and no rights to convert their shares of common stock into any other securities. There will also be no redemption or sinking fund provisions applicable to the shares.

Holders of shares of common stock are entitled to receive dividends as may be declared from time to time by the WestRock board of directors (the “WestRock Board”) out of funds legally available therefor. Holders of shares of our common stock will be entitled to share pro rata, upon any liquidation or dissolution of WestRock, in all remaining assets available for distribution to stockholders after payment or providing for WestRock’s liabilities and the liquidation preference of any outstanding WestRock preferred stock. The rights, preferences and privileges of the holders of common stock will be subject to and may be adversely affected by the rights of holders of any series of preferred stock that WestRock may designate and issue in the future.

Shares of our common stock are listed for trading on the NYSE under the symbol “WRK”. The transfer agent and registrar for our common stock is Computershare Investor Services.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our Certificate of Incorporation, Bylaws and the DGCL may make it more difficult to acquire control of us or remove our management.

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Structure of Board. The WestRock Board is not staggered. Our Bylaws provide that each director of WestRock will hold office for a term expiring at the next succeeding annual meeting of WestRock stockholders. The WestRock Board, in accordance with the Bylaws, consists of a number of directors to be determined only by resolution adopted by the WestRock Board. Furthermore, any vacancies on the WestRock Board caused by death, removal, resignation or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office. This provision could prevent a WestRock stockholder from obtaining majority representation on the WestRock Board by allowing the WestRock Board to enlarge the WestRock Board and fill the new directorships with the WestRock Board’s own nominees.

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Removal of Directors. The Bylaws provide that any director may be removed without cause, at any time, by the affirmative vote of at least a majority of the combined voting power of the then-outstanding shares of all classes of WestRock stock entitled to vote generally in the election of directors, voting as a single class.

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Advance Notice of Proposals and Nominations. The Bylaws provide that WestRock stockholders must give timely written notice to bring business before an annual meeting of the WestRock stockholders or to nominate candidates for election as directors at an annual meeting of the WestRock stockholders. Generally, to be timely, a stockholder’s notice is required to be delivered to the Secretary of WestRock at the principal executive offices of WestRock not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by WestRock. The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent WestRock stockholders from bringing matters before an annual meeting of the WestRock stockholders or from nominating candidates for election as directors at an annual meeting of the WestRock stockholders.

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Limits on Special Meetings. The Bylaws provide that a special meeting of the WestRock stockholders may be called only by (i) a majority of the directors of the WestRock Board then in office; (ii) the Non-Executive Chairman of the WestRock Board; (iii) the Chief Executive Officer; or (iv) the holders of at least 50% of the outstanding voting power of WestRock shares. Business transacted at any special meeting will be limited to the purposes specified in the notice calling such meeting.

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Preferred Stock. WestRock’s ability to issue up to 30,000,000 shares of preferred stock with such rights, privileges and preferences as the WestRock Board may fix may have the effect of delaying or preventing a takeover or other change of control of WestRock.

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Takeover Statutes. Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder. WestRock has not opted out of the protections of Section 203 of the DGCL. As a result, Section 203 of the DGCL applies to WestRock.

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Exclusive Forum. The Bylaws provide that, unless WestRock consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of WestRock, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of WestRock to WestRock or WestRock stockholders, (iii) any action asserting a claim against WestRock or any director or officer or other employee of WestRock arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against WestRock or any director or officer or other employee of WestRock governed by the internal affairs doctrine will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

DESCRIPTION OF PREFERRED STOCK

The following summary of the terms of the preferred stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement or free writing prospectus may relate. Particular terms of the preferred stock offered by any prospectus supplement or free writing prospectus and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement or free writing prospectus relating to the applicable preferred stock. The applicable prospectus supplement or free writing prospectus may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.

General

The Certificate of Incorporation permits the WestRock Board, without further action by the stockholders, to issue up to 30,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such designations, powers, preferences, special rights, qualifications, limitations and restrictions as the WestRock Board may determine from time to time. Accordingly, without action by the stockholders, the WestRock Board will be able to designate and authorize the issuance of additional classes or series of preferred stock having voting rights, dividend rights, conversion rights, redemption provisions (including sinking fund provisions) and rights in liquidation, dissolution or winding up that are superior to those of our common stock. As of February 2, 2022, there were no shares of our preferred stock issued and outstanding.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement or free writing prospectus.

Debt Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants outstanding, if any;

•	the number of debt warrants being offered;

•	the price or prices at which the debt warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;

•	the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	the currency for which the debt warrants may be purchased;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the debt warrants; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated

in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the warrants to purchase common stock or preferred stock (“equity warrants”), in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the equity warrants;

•	the aggregate number of the equity warrants outstanding, if any;

•	the number of equity warrants being offered;

•	the price or prices at which the equity warrants will be issued;

•	the type and number of securities purchasable upon exercise of the equity warrants;

•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the equity warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

•	whether the equity warrants or related securities will be listed on any securities exchange;

•	the currency for which the equity warrants may be purchased;

•	the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;

•	the minimum or maximum amount of equity warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement or free writing prospectus, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or free writing prospectus, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement or free writing prospectus. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock. We will issue depositary shares under a separate depositary agreement between us, a depositary and the holders thereof, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The following sets forth certain general terms and provisions of the depositary shares that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant deposit agreement with respect to depositary shares of a particular series of common stock or preferred stock. Further terms of the depositary shares and the applicable deposit agreement will be set forth in the applicable prospectus supplement or free writing prospectus.

General

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock, which will be evidenced by depositary receipts. We will deposit the underlying shares of common stock or preferred stock with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement or free writing prospectus.

Dividends and Other Distributions

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of common stock or preferred stock to the record holders of depositary shares relating to the underlying shares of common stock or preferred stock in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited shares of common stock or preferred stock other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Subject to Delaware law, if we redeem shares of our preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the preferred stock held by the depositary.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, a number of depositary shares representing the number of shares of preferred stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or in such other manner as we may determine to be fair and equitable. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the preferred stock and a corresponding number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Because each depositary share will represent a fractional interest in a share of common stock or preferred stock, holders of depositary receipts will be entitled to a fraction of a vote per deposited common share or preferred share under the circumstances in which holders of such deposited common shares or preferred shares are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of any deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preferred shares, may instruct the depositary to vote the amount of the common shares or preferred shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the common shares or preferred shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing shares of common stock or preferred stock, it will not vote the amount of the common stock or preferred stock represented by such depositary shares.

Preemptive and Conversion Rights

Unless otherwise specified in an applicable prospectus supplement or free writing prospectus, the holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

We will identify the depositary for the depositary shares in the applicable prospectus supplement or free writing prospectus. Unless otherwise specified in an applicable prospectus or free writing prospectus, Computershare Investor Services will be the transfer agent and registrar for the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

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there has been made a final distribution in respect of the common shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the common shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited common shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited common shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, common stock, or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.

We will provide in a prospectus supplement or free writing prospectus the following terms of the rights being issued:

•	if such rights are to be distributed to our stockholders, the date of determining the persons entitled to participate in the rights distribution;

•	the aggregate number of shares of the underlying securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement or free writing prospectus. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under this registration statement. Further terms of the units will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus.

When we issue units, we will provide in a prospectus supplement or free writing prospectus the following terms of the units being issued:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the units;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly by us or any selling securityholders to investors;

•	through agents; or

•	through a combination of these methods.

In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:

•	the names of any underwriters, dealers, agents or other counterparties;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

•	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment) or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholders and the underwriters, dealers and agents.

We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholders will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us or any selling securityholder in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us or any selling securityholder, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be listed on NYSE. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered hereby will be passed upon for us (i) by Cravath, Swaine & Moore LLP and (ii), with respect to matters of Georgia law, by Smith, Gambrell & Russell, LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of WestRock Company as of September 30, 2021 and 2020, and the effectiveness of WestRock Company’s internal control over financial reporting as of September 30, 2021 appearing in WestRock Company’s Annual Report (Form 10-K) for the year ended September 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and WestRock Company management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2021, and audited consolidated financial statements and WestRock Company management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal controls over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WESTROCK COMPANY

DEBT SECURITIES

(and guarantees thereof)

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

UNITS

WRKCO INC.

DEBT SECURITIES

(and guarantees thereof)

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses we expect to incur in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates.

SEC registration fee	$		*
Printing fees and expenses		*	*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Miscellaneous		*	*
Total		*	*

*

Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and will be paid at the time of any particular offering of securities under this registration statement and are therefore not estimable at this time.

**

These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Georgia Registrants

The following registrant is a limited liability company formed in the State of Georgia: WestRock RKT, LLC.

Section 14-11-303 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company (except for certain tax liabilities).

Section 14-11-306 provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation or breach of the written operating agreement.

WestRock RKT, LLC. WestRock RKT, LLC’s articles of organization are silent on indemnification. Paragraph 5 of WestRock RKT, LLC’s limited liability company agreement provides that the sole member shall be indemnified, and advances for its expenses shall be made, to the maximum extent permitted by the GLLCA. Paragraph 5 also provides that WestRock RKT, LLC may indemnify all of its other employees and agents to the fullest extent permitted by law to the extent determined by its sole member.

Delaware Registrants

The following registrants are corporations incorporated under the laws of the State of Delaware: WestRock Company and WRKCo Inc.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or officer has been successful in defense of any action referred to in subsections (a) and (b), or in defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred.

Subsection (e) of Section 145 authorizes the corporation to pay expenses of the indemnitee in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Subsection (g) of Section 145 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

WestRock Company. Article 8 of WestRock’s Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL. Article 2 of WestRock’s Bylaws provides that officers, directors, employees and agents shall be indemnified to the extent permitted by the DGCL.

WRKCo Inc. Article 8 of WRKCo Inc.’s certificate of incorporation, as amended, provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL. Article 2 of WRKCo Inc.’s bylaws provides that officers, directors, employees and agents shall be indemnified to the extent permitted by the DGCL.

The following registrant is a limited liability company formed in the State of Delaware: WestRock MWV, LLC.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager.

Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

WestRock MWV, LLC. WestRock MWV, LLC’s certificate of formation, as amended, is silent on indemnification. Article 5 of WestRock MWV, LLC’s limited liability company agreement, as amended and restated, provides that the sole member shall not be liable for any action or omission taken in managing the business or affairs of WestRock MWV, LLC except for loss or damage resulting from intentional misconduct or knowing violation of law. Article 5 provides that the sole member shall be indemnified, and advances for its expenses shall be granted, to the maximum extent permitted by the DLLCA. Article 5 also provides that WestRock MWV, LLC may indemnify all other agents to the fullest extent permitted by law.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page of this registration statement, which is incorporated by reference into this Item 16.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrants undertake that, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)

3.1(a)	Amended and Restated Certificate of Incorporation of WestRock Company, effective as of November 2, 2018 (incorporated by reference to Exhibit 3.1 of WestRock’s Current Report on Form 8-K filed on November 5, 2018).

3.1(b)	Certificate of Correction to the Amended and Restated Certificate of Incorporation of WestRock Company dated November 13, 2018 (incorporated by reference to Exhibit 3.2 of WestRock Company’s Annual Report on Form 10-K filed on November 16, 2018).

3.2	Amended and Restated Bylaws of WestRock Company, effective as of November 2, 2018 (incorporated by reference to Exhibit 3.2 of WestRock’s Current Report on Form 8-K filed on November 5, 2018).

3.3	Amended and Restated Certificate of Incorporation of WRKCo Inc. (incorporated by reference to Exhibit 3.1 of WRKCo Inc.’s Current Report on Form 8-K filed on November 5, 2018).

3.4	Third Amended and Restated Bylaws of WRKCo Inc. (incorporated by reference to Exhibit 3.2 of WRKCo Inc.’s Current Report on Form 8-K filed on November 5, 2018).

3.5	Certificate of Formation of WestRock MWV, LLC (incorporated by reference to Exhibit 3.3 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-4 filed on January 16, 2019).

3.6	Limited Liability Company Agreement of WestRock MWV, LLC (incorporated by reference to Exhibit 3.7 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-4 filed on January 16, 2019).

3.7	Articles of Organization of WestRock RKT, LLC (incorporated by reference to Exhibit 3.4 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-4 filed on January 16, 2019).

3.8	Limited Liability Company Agreement of WestRock RKT, LLC (incorporated by reference to Exhibit 3.8 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-4 filed on January 16, 2019).

4.1	Form of Certificate for Common Stock of WestRock Company (incorporated by reference to Exhibit 4.1 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-3 filed on May 14, 2019).

4.2	Form of Certificate for Preferred Stock of WestRock Company(1)

4.3	Form of Indenture between WestRock Company and a trustee to be subsequently named (incorporated by reference to Exhibit 4.3 of WRKCo Inc. and WestRock Company’s Registration Statement on Form S-3 filed on May 14, 2019).

4.4	Indenture, dated as of December 3, 2018, by and among WRKCo Inc., as issuer, WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of WestRock Company’s Current Report on Form 8-K, filed on December 3, 2018).

4.5	First Supplemental Indenture, dated as of December 3, 2018, by and among WRKCo Inc., as issuer, WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock Company’s Current Report on Form 8-K, filed on December 3, 2018).

Exhibit No.	Description

4.6	Second Supplemental Indenture, dated as of May 20, 2019, by and among WRKCo Inc., as issuer, WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock Company’s Current Report on Form 8-K, filed on May 20, 2019).

4.7	Third Supplement Indenture, dated as of June 3, 2020, by and among WRKCo Inc., as issuer, WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of WestRock Company’s Current Report on Form 8-K, filed on June 3, 2020).

4.8	Form of Warrant Agreement(1)

4.9	Form of Warrant Certificate(1)

4.10	Form of Deposit Agreement(1)

4.11	Form of Rights Agreement(1)

5.1*	Opinion of Cravath, Swaine & Moore LLP

5.2*	Opinion of Smith, Gambrell & Russell, LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)

23.3*	Consent of Smith, Gambrell & Russell, LLP (included as part of Exhibit 5.2)

24.1*	Power of Attorney (included in signature pages)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 by a trustee to be subsequently named (Form T-1) for the form of WestRock Company Indenture in Exhibit 4.3(1)

25.2*	Statement of Eligibility under the Trust Indenture Act of 1939 by The Bank of New York Mellon Trust Company, N.A., as trustee (Form T-1) for the WRKCo Inc. Indenture, dated as of December 3, 2018

107*	Filing Fee Table

*	Filed herewith.
(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WestRock Company

Dated: February 4, 2022	By:	/s/ DAVID B. SEWELL
		Name:	David B. Sewell
		Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David B. Sewell, Alexander W. Pease and Robert B. McIntosh and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the fourth day of February, 2022.

Signature	Title	Date

/s/ DAVID B. SEWELL David B. Sewell	Director, Chief Executive Officer and President (Principal Executive Officer)	February 4, 2022

/s/ ALEXANDER W. PEASE Alexander W. Pease	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2022

/s/ JULIA A. MCCONNELL Julia A. McConnell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 4, 2022

/s/ COLLEEN F. ARNOLD Colleen F. Arnold	Director	February 4, 2022

/s/ TIMOTHY J. BERNLOHR Timothy J. Bernlohr	Director	February 4, 2022

/s/ J. POWELL BROWN J. Powell Brown	Director	February 4, 2022

/s/ TERRELL K. CREWS Terrell K. Crews	Director	February 4, 2022

/s/ RUSSELL M. CURREY Russell M. Currey	Director	February 4, 2022

/s/ SUZAN F. HARRISON Suzan F. Harrison	Director	February 4, 2022

/s/ GRACIA C. MARTORE Gracia C. Martore	Director	February 4, 2022

Signature	Title	Date

/s/ JAMES E. NEVELS James E. Nevels	Director	February 4, 2022

/s/ E. JEAN SAVAGE E. Jean Savage	Director	February 4, 2022

/s/ ALAN D. WILSON Alan D. Wilson	Director	February 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WRKCo Inc.

Dated: February 4, 2022	By:	/s/ DAVID B. SEWELL
		Name:	David B. Sewell
		Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David B. Sewell, Alexander W. Pease and Robert B. McIntosh and each of them singly, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the fourth day of February, 2022.

Signature	Title	Date

/s/ DAVID B. SEWELL David B. Sewell	Chief Executive Officer and President (Principal Executive Officer), Director	February 4, 2022

/s/ ALEXANDER W. PEASE Alexander W. Pease	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WestRock MWV, LLC

By: WRKCo Inc., its Sole Member

Dated: February 4, 2022	By:	/s/ DAVID B. SEWELL
		Name:	David B. Sewell
		Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David B. Sewell, Alexander W. Pease and Robert B. McIntosh and each of them singly, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the fourth day of February, 2022.

Signature	Title	Date

/s/ DAVID B. SEWELL David B. Sewell	Chief Executive Officer and President (Principal Executive Officer)	February 4, 2022

/s/ ALEXANDER W. PEASE Alexander W. Pease	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WestRock RKT, LLC

By: WRKCo Inc., its Sole Member

Dated: February 4, 2022	By:	/s/ DAVID B. SEWELL
		Name:	David B. Sewell
		Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David B. Sewell, Alexander W. Pease and Robert B. McIntosh and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the fourth day of February, 2022.

Signature	Title	Date

/s/ DAVID B. SEWELL David B. Sewell	Chief Executive Officer (Principal Executive Officer)	February 4, 2022

/s/ ALEXANDER W. PEASE Alexander W. Pease	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 4, 2022